 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 8, 2018

Date of Report (Date of earliest event reported)

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

349 Union Street, Millersburg, Pennsylvania
(Address of principal executive offices)
17061
(Zip Code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 8, 2018, Mid Penn Bancorp, Inc. (“Mid Penn”) completed its acquisition (the “Merger”) of The Scottdale Bank & Trust Company, a Pennsylvania bank and trust company (“Scottdale”) by Mid Penn Bank, Mid Penn’s wholly-owned Pennsylvania banking institution, pursuant to that certain previously announced Agreement and Plan of Merger, dated as of March 29, 2017 (the “Merger Agreement”), among Mid Penn, Mid Penn Bank and Scottdale.  The Merger was effected pursuant to the terms and conditions of the Merger Agreement.  A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1.

Pursuant to the Merger Agreement, each share of Scottdale common stock issued and outstanding immediately prior to January 8, 2018 converted into the right to receive (i) $1,166 in cash without interest or (ii) 38.88 shares of Mid Penn common stock, or any combination thereof.  As a result, Mid Penn issued approximately 1.9 million shares of Mid Penn common stock and cash of approximately $2.8 million.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to Mid Penn’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2017, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective January 8, 2018, Donald F. Kiefer, Scottdale’s president and chief executive officer and a member of its board of directors prior to the Merger, was appointed to the Board of Directors of each of Mid Penn and Mid Penn Bank.  Mr. Kiefer was appointed to serve in Class A, whose term expires in 2020.  In connection with his appointments as a director, Mr. Kiefer will be entitled to the compensation paid to non-employee directors.  A description of such compensation and additional information regarding Mr. Kiefer can be found in the Joint Proxy Statement/Prospectus filed by Mid Penn pursuant to SEC Rule 424(b)(4) with the Securities and Exchange Commission on October 11, 2017.

Item 9.01. Financial Statements and Exhibits.

(a)Financial statements of businesses acquired.

To be filed by amendment within 71 calendar days after the date that the initial Current Report on Form 8-K must have been filed.

(b)Pro forma financial information.

To be filed by amendment within 71 calendar days after the date that the initial Current Report on Form 8-K must have been filed.

(d)Exhibits

99.1Press release, dated January 9, 2018, of Mid Penn Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Dated: January 9, 2018

	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer